Press Release February 21, 2018

HollyFrontier Corporation Reports Quarterly Net Income

Dallas, Texas, February 21, 2018 ‑‑ HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported fourth quarter net income attributable to HollyFrontier stockholders of $521.1 million or $2.92 per diluted share for the quarter ended December 31, 2017 compared to $53.2 million or $0.30 per diluted share for the quarter ended December 31, 2016.

The fourth quarter results reflect special items that collectively increased net income by a total of $396.5 million. On a pre-tax basis, these items include a lower of cost or market inventory valuation adjustment of $93.4 million, a $27.0 million reduction to RINs costs as a result of our Woods Cross refinery's small refinery exemption and HollyFrontier's pro-rata share of Holly Energy Partners' remeasurement gain on pipeline acquisitions of $21.4 million, slightly offset by $4.4 million of integration costs related to our Petro-Canada Lubricants Inc. (“PCLI”) acquisition. Additionally, the effect of the Tax Cuts and Jobs Act enacted in December 2017 reduced income taxes by approximately $307.0 million.

Excluding these items, net income for the current quarter was $124.6 million ($0.70 per diluted share) compared to a net loss of ($10.0) million (($0.06) per diluted share) for the fourth quarter 2016, which excludes an inventory valuation adjustment and PCLI pre-acquisition costs that collectively increased net income by $63.2 million. Adjusted for these items, net income for the quarter increased $134.6 million compared to the same period of 2016 driven by both higher sales volumes and refining margins combined with earnings attributable to our recently acquired PCLI operations. For the current quarter, crude oil charges averaged 461,110 barrels per day (“BPD”) compared to 432,070 BPD for the fourth quarter of 2016. On a per barrel basis, consolidated refinery gross margin was $12.54 per produced barrel sold, an 85% increase compared to $6.77 for the fourth quarter of 2016. Total operating expenses for the quarter were $349.8 million compared to $258.7 million for the fourth quarter of last year and include $64.0 million in costs attributable to our PCLI operations.

HollyFrontier’s President & CEO, George Damiris, commented, “In comparison to last year, HollyFrontier's significant financial improvement for the fourth quarter reflects both better refinery operations and the improved macroeconomic environment. Additionally, Lubricants and Specialty Products had a strong fourth quarter led by the Rack Forward Business. We are excited about 2018 based on our improving refinery reliability, our positive outlook for both product cracks and crude spreads, as well as the growth potential of converting a higher percentage of base oil sales into finished products."

For the fourth quarter of 2017, net cash provided by operations totaled $166.0 million. During the period, we declared and paid a dividend of $0.33 per share to shareholders totaling $59.0 million. At December 31, 2017, our cash and cash equivalents totaled $630.8 million and our consolidated debt was $2.5 billion. Our debt, exclusive of Holly Energy Partners' debt which is nonrecourse to HollyFrontier, was $991.7 million at December 31, 2017.

The Company has scheduled a webcast conference call for today, February 21, 2018, at 8:30 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1177986&tp_key=757b7364b3. An audio archive of this webcast will be available using the above noted link through March 7, 2018.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 45,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier, through its subsidiary, owns Petro-Canada Lubricants Inc. whose Mississauga, Ontario facility produces 15,600 barrels per day of base oils and other specialized lubricant products, and also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the following:

•	the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets;

•	the demand for and supply of crude oil and refined products;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of refined products;

•	the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines;

•	effects of governmental and environmental regulations and policies;

•	the availability and cost of financing to the Company;

•	the effectiveness of the Company’s capital investments and marketing strategies;

•	the Company’s efficiency in carrying out construction projects;

•	the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2016
	2017	2016	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$3,992,705	$2,955,068	$1,037,637	35%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	3,184,672	2,550,772	633,900	25
Lower of cost or market inventory valuation adjustment	(93,362)	(97,656)	4,294	(4)
	3,091,310	2,453,116	638,194	26
Operating expenses	349,797	258,688	91,109	35
Selling, general and administrative expenses	80,215	37,378	42,837	115
Depreciation and amortization	105,731	93,594	12,137	13
Total operating costs and expenses	3,627,053	2,842,776	784,277	28
Income from operations	365,652	112,292	253,360	226

Other income (expense):
Earnings of equity method investments	1,545	4,058	(2,513)	(62)
Interest income	1,667	1,111	556	50
Interest expense	(32,063)	(26,304)	(5,759)	22
Loss on foreign currency swap	—	(6,520)	6,520	(100)
Loss on foreign currency transactions	(2,596)	—	(2,596)	—
Remeasurement gain on HEP pipeline interest acquisitions	36,254	—	36,254	—
Other, net	803	(1,221)	2,024	(166)
	5,610	(28,876)	34,486	(119)
Income before income taxes	371,262	83,416	287,846	345
Income tax (benefit) expense	(185,972)	12,952	(198,924)	(1,536)
Net income	557,234	70,464	486,770	691
Less net income attributable to noncontrolling interest	36,152	17,299	18,853	109
Net income attributable to HollyFrontier stockholders	$521,082	$53,165	$467,917	880%

Earnings per share attributable to HollyFrontier stockholders:
Basic	$2.94	$0.30	$2.64	880%
Diluted	$2.92	$0.30	$2.62	873%
Cash dividends declared per common share	$0.33	$0.33	$—	—%
Average number of common shares outstanding:
Basic	176,265	175,936	329	—%
Diluted	177,457	176,137	1,320	1%
EBITDA	$471,237	$184,904	$286,333	155%
Adjusted EBITDA	$333,921	$100,654	$233,267	232%

	Years Ended December 31,			Change from 2016
	2017	2016		Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$14,251,299	$10,535,700		$3,715,599	35%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	11,467,799	8,765,927		2,701,872	31
Lower of cost or market inventory valuation adjustment	(108,685)	(291,938)		183,253	(63)
	11,359,114	8,473,989		2,885,125	34
Operating expenses	1,294,234	1,018,839		275,395	27
Selling, general and administrative expenses	264,874	125,648		139,226	111
Depreciation and amortization	409,937	363,027		46,910	13
Goodwill and asset impairment	19,247	654,084		(634,837)	(97)
Total operating costs and expenses	13,347,406	10,635,587		2,711,819	25
Income (loss) from operations	903,893	(99,887)		1,003,780	(1,005)

Other income (expense):
Earnings of equity method investments	12,510	14,213		(1,703)	(12)
Interest income	3,736	2,491		1,245	50
Interest expense	(117,597)	(72,192)		(45,405)	63
Loss on early extinguishment of debt	(12,225)	(8,718)	—	(3,507)	40
Gain (loss) on foreign currency swap	24,545	(6,520)		31,065	(476)
Gain on foreign currency transactions	16,921	—		16,921	—
Remeasurement gain on HEP pipeline interest acquisitions	36,254	—		36,254	—
Other, net	826	(921)		1,747	(190)
	(35,030)	(71,647)		36,617	(51)
Income (loss) before income taxes	868,863	(171,534)		1,040,397	(607)
Income tax (benefit) expense	(12,379)	19,411		(31,790)	(164)
Net income (loss)	881,242	(190,945)		1,072,187	(562)
Less net income attributable to noncontrolling interest	75,847	69,508		6,339	9
Net income (loss) attributable to HollyFrontier stockholders	$805,395	$(260,453)		$1,065,848	(409)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$4.54	$(1.48)		$6.02	(407)%
Diluted	$4.52	$(1.48)		$6.00	(405)%
Cash dividends declared per common share	$1.32	$1.32		$—	—%
Average number of common shares outstanding:
Basic	176,174	176,101		73	—%
Diluted	177,196	176,101		1,095	1%
EBITDA	$1,329,039	$200,404		$1,128,635	563%
Adjusted EBITDA	$1,179,479	$575,956		$603,523	105%

Balance Sheet Data

	December 31,
	2017	2016
	(In thousands)
Cash, cash equivalents and short-term marketable securities	$630,757	$1,134,727
Working capital	$1,640,118	$1,767,780
Total assets	$10,692,154	$9,435,661
Long-term debt	$2,498,993	$2,235,137
Total equity	$5,896,940	$5,301,985

Segment Information

Effective fourth quarter of 2017, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our business. Accordingly, our Tulsa refineries' lubricants operations, previously reported in the Refining segment, are now combined with the operations of our Petro-Canada Lubricants business (acquired February 1, 2017) and reported in the Lubricants and Specialty Products segment. Our prior period segment information has been retrospectively adjusted to reflect our current segment presentation.

Our operations are organized into three reportable segments, Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under Corporate, Other and Eliminations column. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HFC Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. HFC Asphalt operates various terminals in Arizona, New Mexico and Oklahoma.

The Lubricants and Specialty Products segment involves PCLI's production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa Refineries that are marketed throughout North America and are distributed in Central and South America.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. At December 31, 2017, the HEP segment also includes a 75% interest in UNEV Pipeline (an HEP consolidated subsidiary), and a 50% ownership interest in each of the Osage Pipeline and Cheyenne Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2017
Sales and other revenues:
Revenues from external customers	$3,546,444	$415,693	$29,399	$1,169	$3,992,705
Intersegment revenues	70,262	—	99,822	(170,084)	—
	$3,616,706	$415,693	$129,221	$(168,915)	$3,992,705
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$3,059,588	$275,003	$—	$(149,919)	$3,184,672
Lower of cost or market inventory valuation adjustment	$(92,114)	$(1,248)	$—	$—	$(93,362)
Operating expenses	$264,820	$67,666	$35,021	$(17,710)	$349,797
Selling, general and administrative expenses	$31,608	$33,659	$5,451	$9,497	$80,215
Depreciation and amortization	$70,500	$11,324	$21,145	$2,762	$105,731
Income (loss) from operations	$282,304	$29,289	$67,604	$(13,545)	$365,652
Earnings of equity method investments	$—	$—	$1,545	$—	$1,545
Capital expenditures	$46,295	$10,691	$14,135	$8,021	$79,142

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2016
Sales and other revenues
Revenues from external customers	$2,823,701	$112,685	$18,833	$(151)	$2,955,068
Intersegment revenues	74,317	—	93,693	(168,010)	—
	$2,898,018	$112,685	$112,526	$(168,161)	$2,955,068
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$2,608,746	$89,087	$—	$(147,061)	$2,550,772
Lower of cost or market inventory valuation adjustment	$(96,436)	$(1,220)	$—	$—	$(97,656)
Operating expenses	$239,869	$3,229	$34,819	$(19,229)	$258,688
Selling, general and administrative expenses	$25,045	$786	$3,914	$7,633	$37,378
Depreciation and amortization	$71,745	$228	$18,841	$2,780	$93,594
Income (loss) from operations	$49,049	$20,575	$54,952	$(12,284)	$112,292
Earnings of equity method investments	$—	$—	$4,058	$—	$4,058
Capital expenditures	$77,722	$638	$11,480	$2,473	$92,313

Year Ended December 31, 2017
Sales and other revenues
Revenues from external customers	$12,579,672	$1,594,036	$77,225	$366	$14,251,299
Intersegment revenues	338,390	—	377,137	(715,527)	—
	$12,918,062	$1,594,036	$454,362	$(715,161)	$14,251,299
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$11,009,345	$1,093,984	$—	$(635,530)	$11,467,799
Lower of cost or market inventory valuation adjustment	$(107,479)	$(1,206)	$—	$—	$(108,685)
Operating expenses	$1,006,675	$222,461	$137,605	$(72,507)	$1,294,234
Selling, general and administrative expenses	$103,067	$105,112	$14,323	$42,372	$264,874
Depreciation and amortization	$289,434	$31,894	$77,660	$10,949	$409,937
Goodwill and asset impairment	$19,247	$—	$—	$—	$19,247
Income (loss) from operations	$597,773	$141,791	$224,774	$(60,445)	$903,893
Earnings of equity method investments	$—	$—	$12,510	$—	$12,510
Capital expenditures	$176,533	$31,464	$44,810	$19,452	$272,259

Year Ended December 31, 2016
Sales and other revenues
Revenues from external customers	$10,002,831	$464,359	$68,927	$(417)	$10,535,700
Intersegment revenues	317,884	—	333,116	(651,000)	—
	$10,320,715	$464,359	$402,043	$(651,417)	$10,535,700
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$9,003,505	$377,136	$—	$(614,714)	$8,765,927
Lower of cost or market inventory valuation adjustment	$(287,848)	$(4,090)	$—	$—	$(291,938)
Operating expenses	$909,724	$13,867	$123,984	$(28,736)	$1,018,839
Selling, general and administrative expenses	$92,297	$2,899	$12,532	$17,920	$125,648
Depreciation and amortization	$281,701	$620	$68,811	$11,895	$363,027
Goodwill and asset impairment	$654,084	$—	$—	$—	$654,084
Income (loss) from operations	$(332,748)	$73,927	$196,716	$(37,782)	$(99,887)
Earnings of equity method investments	$—	$—	$14,213	$—	$14,213
Capital expenditures	$357,407	$5,708	$107,595	$9,080	$479,790

December 31, 2017
Cash, cash equivalents and short-term marketable securities	$7,488	$41,756	$7,776	$573,737	$630,757
Total assets	$6,474,666	$1,610,472	$2,191,984	$415,032	$10,692,154
Long-term debt	$—	$—	$1,507,308	$991,685	$2,498,993

December 31, 2016
Cash, cash equivalents and short-term marketable securities	$49	$—	$3,657	$1,131,021	$1,134,727
Total assets	$6,048,091	$465,715	$1,920,487	$1,001,368	$9,435,661
Long-term debt	$—	$—	$1,243,912	$991,225	$2,235,137

Refining Segment Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

During the fourth quarter of 2017, we revised the following refining segment operating data computations: refinery gross margin; net operating margin; and operating expenses to better align with similar measurements provided by other companies in our industry and to facilitate comparison of our refining performance relative to our peers. Effective with this change, these measurements are now inclusive of all refining segment activities including HFC asphalt operations and revenues and costs related to products purchased for resale and excess crude oil sales. All prior period data has been retrospectively adjusted to reflect our current presentation.

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	270,180	272,520	261,380	262,170
Refinery throughput (BPD) (2)	289,050	289,990	277,940	280,920
Sales of produced refined products (BPD) (3)	277,560	285,800	260,800	262,300
Refinery utilization (4)	103.9%	104.8%	100.5%	100.8%

Average per produced barrel sold (5)
Refinery gross margin (6)	$11.42	$6.04	$9.91	$7.44
Refinery operating expenses (7)	5.09	4.27	5.15	4.73
Net operating margin	$6.33	$1.77	$4.76	$2.71

Refinery operating expenses per throughput barrel (8)	$4.89	$4.21	$4.83	$4.42

Feedstocks:
Sweet crude oil	59%	59%	61%	58%
Sour crude oil	19%	19%	17%	18%
Heavy sour crude oil	16%	16%	16%	17%
Other feedstocks and blends	6%	6%	6%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	52%	50%	50%
Diesel fuels	32%	31%	33%	33%
Jet fuels	7%	8%	7%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	2%	3%	3%
Base oils	3%	4%	4%	4%
LPG and other	2%	2%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	110,980	92,450	100,040	98,090
Refinery throughput (BPD) (2)	121,400	100,720	109,280	107,690
Sales of produced refined products (BPD) (3)	122,710	105,180	111,630	111,390
Refinery utilization (4)	111.0%	92.5%	100%	98.1%

Average per produced barrel sold (5)
Refinery gross margin (6)	$12.91	$9.14	$12.40	$9.49
Refinery operating expenses (7)	4.71	5.35	5.20	5.05
Net operating margin	$8.20	$3.79	$7.20	$4.44

Refinery operating expenses per throughput barrel (8)	$4.76	$5.59	$5.31	$5.23

Feedstocks:
Sweet crude oil	31%	25%	25%	28%
Sour crude oil	61%	67%	66%	63%
Other feedstocks and blends	8%	8%	9%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	52%	51%	52%
Diesel fuels	40%	38%	39%	39%
Fuel oil	3%	4%	3%	3%
Asphalt	3%	3%	4%	3%
LPG and other	3%	3%	3%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	79,950	67,100	77,380	63,650
Refinery throughput (BPD) (2)	87,000	75,930	84,790	68,870
Sales of produced refined products (BPD) (3)	82,590	73,190	79,840	66,950
Refinery utilization (4)	82.4%	69.2%	79.8%	65.6%

Average per produced barrel sold (5)
Refinery gross margin (6)	$15.77	$6.22	$15.78	$8.80
Refinery operating expenses (7)	10.75	11.27	10.46	10.17
Net operating margin	$5.02	$(5.05)	$5.32	$(1.37)

Refinery operating expenses per throughput barrel (8)	$10.20	$10.86	$9.85	$9.89

Feedstocks:
Sweet crude oil	35%	37%	34%	39%
Heavy sour crude oil	34%	32%	35%	35%
Black wax crude oil	23%	19%	22%	18%
Other feedstocks and blends	8%	12%	9%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	59%	60%	58%	59%
Diesel fuels	30%	30%	32%	32%
Fuel oil	3%	3%	3%	2%
Asphalt	4%	5%	4%	4%
LPG and other	4%	2%	3%	3%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Consolidated
Crude charge (BPD) (1)	461,110	432,070	438,800	423,910
Refinery throughput (BPD) (2)	497,450	466,640	472,010	457,480
Sales of produced refined products (BPD) (3)	482,860	464,160	452,270	440,640
Refinery utilization (4)	100.9%	94.5%	96.0%	92.8%

Average per produced barrel sold (5)
Refinery gross margin (6)	$12.54	$6.77	$11.56	$8.16
Refinery operating expenses (7)	5.96	5.62	6.10	5.64
Net operating margin	$6.58	$1.15	$5.46	$2.52

Refinery operating expenses per throughput barrel (8)	$5.79	$5.59	$5.84	$5.43

Feedstocks:
Sweet crude oil	48%	48%	48%	48%
Sour crude oil	26%	26%	25%	26%
Heavy sour crude oil	15%	16%	16%	16%
Black wax crude oil	4%	3%	4%	3%
Other feedstocks and blends	7%	7%	7%	7%
Total	100%	100%	100%	100%

Consolidated
Sales of produced refined products:
Gasolines	53%	54%	52%	52%
Diesel fuels	34%	32%	34%	34%
Jet fuels	4%	5%	4%	4%
Fuel oil	2%	2%	2%	2%
Asphalt	3%	3%	4%	3%
Base oils	2%	2%	2%	3%
LPG and other	2%	2%	2%	2%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)
Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.

(4)
Represents crude charge divided by total crude capacity (BPSD). Effective July 1, 2016, our consolidated crude capacity increased from 443,000 BPSD to 457,000 BPSD upon completion of our Woods Cross Refinery expansion project.

(5)
Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)
Excludes lower of cost or market inventory valuation adjustments of $93.4 million and $108.7 million for the three months and year ended December 31, 2017, respectively and $97.7 million and $291.9 million for the three months and year ended December 31, 2016, respectively.

(7)	Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.

(8)	Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations and includes the operations of PCLI and affiliated Petro-Canada entities for the period February 1, 2017 (date of acquisition) through December 31, 2017.

	Three Months Ended December 31,		Years Ended December 31,
Lubricants and Specialty Products	2017	2016	2017	2016
Throughput (BPD)	20,990	—	21,710	—
Sales of produced refined products (BPD)	29,670	11,230	31,480	12,030

Sales of produced refined products:
Finished products	46%	46%	45%	50%
Base oils	28%	54%	31%	50%
Other	26%	—%	24%	—%
Total	100%	100%	100%	100%
Our Lubricants and Specialty Products segment includes base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward, referred to as “rack back.” "Rack forward" includes the purchase of base oils and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties. Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three Months Ended December 31, 2017
Sales and other revenues	$186,478	$361,681	$(132,466)	$415,693
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	153,141	254,328	(132,466)	275,003
Lower of cost or market inventory valuation adjustment	—	(1,248)	—	(1,248)
Operating expenses	30,051	37,615	—	67,666
Selling, general and administrative expenses	11,713	21,946	—	33,659
Depreciation and amortization	8,996	2,328	—	11,324
Income (loss) from operations	$(17,423)	$46,712	$—	$29,289

Three Months Ended December 31, 2016
Sales and other revenues	$—	$112,685	$—	$112,685
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	—	89,087	—	89,087
Lower of cost or market inventory valuation adjustment	—	(1,220)	—	(1,220)
Operating expenses	—	3,229	—	3,229
Selling, general and administrative expenses	—	786	—	786
Depreciation and amortization	—	228	—	228
Income from operations	$—	$20,575	$—	$20,575

Year Ended December 31, 2017
Sales and other revenues	$621,153	$1,415,842	$(442,959)	$1,594,036
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	504,782	1,032,161	(442,959)	1,093,984
Lower of cost or market inventory valuation adjustment	—	(1,206)	—	(1,206)
Operating expenses	95,303	127,158	—	222,461
Selling, general and administrative expenses	27,618	77,494	—	105,112
Depreciation and amortization	23,471	8,423	—	31,894
Income (loss) from operations	$(30,021)	$171,812	$—	$141,791

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Year Ended December 31, 2016
Sales and other revenues	$—	$464,359	$—	$464,359
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	—	377,136	—	377,136
Lower of cost or market inventory valuation adjustment	—	(4,090)	—	(4,090)
Operating expenses	—	13,867	—	13,867
Selling, general and administrative expenses	—	2,899	—	2,899
Depreciation and amortization	—	620	—	620
Income from operations	$—	$73,927	$—	$73,927

(1)	Rack back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward.

(2)
Rack forward activities include the purchase of base oils from rack back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.

(3)	Intra-segment sales of rack back produced base oils to rack forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items ("Adjusted EBITDA") to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments (ii) incremental cost of products sold attributable to our PCLI inventory value step-up (iii) PCLI acquisition and integration costs (iv) goodwill and asset impairment charges (v) our RINs cost reduction related to our Cheyenne and Woods Cross Refinery small refinery exemptions (vi) net gain on foreign currency swaps and (vii) HollyFrontier's pro-rata share of HEP's remeasurement gain on pipeline interest acquisitions.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and adjusted EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$521,082	$53,165	$805,395	$(260,453)
Add (subtract) income tax provision (benefit)	(185,972)	12,952	(12,379)	19,411
Add interest expense (1)	32,063	26,304	129,822	80,910
Subtract interest income	(1,667)	(1,111)	(3,736)	(2,491)
Add depreciation and amortization	105,731	93,594	409,937	363,027
EBITDA	$471,237	$184,904	$1,329,039	$200,404
Subtract lower of cost or market inventory valuation adjustment	(93,362)	(97,656)	(108,685)	(291,938)
Add PCLI acquisition and integration costs	4,436	13,406	27,942	13,406
Add goodwill and asset impairment	—	—	19,247	654,084
Add incremental cost of products sold attributable to PCLI inventory value step-up	—	—	15,327	—
Subtract RINs cost reduction	(27,000)	—	(57,456)	—
Subtract HollyFrontier's pro-rata share of HEP's remeasurement gain on pipeline interest acquisitions	(21,390)	—	(21,390)	—
Subtract gain on foreign currency swaps	—	—	(24,545)	—
Adjusted EBITDA	$333,921	$100,654	$1,179,479	$575,956
(1) Includes loss on early extinguishment of debt of $12.2 million and $8.7 million for the years ended December 31, 2017 and 2016, respectively.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$6.58	$1.15	$5.46	$2.52
Add average refinery operating expenses per produced barrel sold	5.96	5.62	6.10	5.64
Refinery gross margin per produced barrel sold	12.54	6.77	11.56	8.16
Times produced barrels sold (BPD)	482,860	464,160	452,270	440,640
Times number of days in period	92	92	365	366
Refining segment gross margin	557,066	289,097	1,908,308	1,315,998
Add rounding	52	175	409	1,212
Total refining segment gross margin	557,118	289,272	1,908,717	1,317,210
Add refining segment cost of products sold	3,059,588	2,608,746	11,009,345	9,003,505
Refining segment sales and other revenues	3,616,706	2,898,018	12,918,062	10,320,715
Add lubricants and specialty products segment sales and other revenues	415,693	112,685	1,594,036	464,359
Add HEP segment sales and other revenues	129,221	112,526	454,362	402,043
Subtract corporate, other and eliminations	(168,915)	(168,161)	(715,161)	(651,417)
Sales and other revenues	$3,992,705	$2,955,068	$14,251,299	$10,535,700

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$5.96	$5.62	$6.10	$5.64
Times barrels of produced products sold (BPD)	482,860	464,160	452,270	440,640
Times number of days in period	92	92	365	366
Refining segment operating expenses	264,762	239,989	1,006,979	909,587
Add (subtract) rounding	58	(120)	(304)	137
Total refining segment operating expenses	264,820	239,869	1,006,675	909,724
Add lubricants and specialty products segment operating expenses	67,666	3,229	222,461	13,867
Add HEP segment operating expenses	35,021	34,819	137,605	123,984
Subtract corporate, other and eliminations	(17,710)	(19,229)	(72,507)	(28,736)
Operating expenses (exclusive of depreciation and amortization)	$349,797	$258,688	$1,294,234	$1,018,839

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income attributable to HollyFrontier stockholders

Adjusted net income attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, PCLI acquisition and integration costs, goodwill and asset impairment charges, incremental costs of products sold due to PCLI inventory value step-up, RINs cost reductions, remeasurement gain on HEP's pipeline interest acquisitions and gain of foreign currency swaps. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(Dollars in thousands, except per share amounts)
GAAP:
Income (loss) before income taxes	$371,262	$83,416	$868,863	$(171,534)
Income tax expense (benefit)	(185,972)	12,952	(12,379)	19,411
Net income (loss)	557,234	70,464	881,242	(190,945)
Less net income attributable to noncontrolling interest	36,152	17,299	75,847	69,508
Net income (loss) attributable to HollyFrontier stockholders	521,082	53,165	805,395	(260,453)

NonGAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(93,362)	(97,656)	(108,685)	(291,938)
PCLI acquisition and integration costs	4,436	13,406	27,942	13,406
Goodwill and asset impairment	—	—	23,249	654,084
Incremental cost of products sold attributable to PCLI inventory value step-up	—	—	15,327	—
RINs cost reduction(5)	(27,000)	—	(57,456)	—
Remeasurement gain on HEP's pipeline interest acquisitions	(36,254)	—	(36,254)
Gain on foreign currency swaps	—	—	(24,545)	—
HEP's loss on early extinguishment of debt	—	—	12,225	—
Total adjustments to income (loss) before income taxes	(152,180)	(84,250)	(148,197)	375,552
Adjustment to income tax expense (benefit)	259,160	(21,062)	260,514	25,491
Adjustment to net income attributable to noncontrolling interest (9)	(14,864)	—	(7,162)	—
Total adjustments, net of tax	(396,476)	(63,188)	(401,549)	350,061

Adjusted results - NonGAAP:
Adjusted income (loss) before income taxes	219,082	(834)	720,666	204,018
Adjusted income tax expense (benefit)	73,188	(8,110)	248,135	44,902
Adjusted net income	145,894	7,276	472,531	159,116
Adjusted net income attributable to noncontrolling interest	21,288	17,299	68,685	69,508
Adjusted net income (loss) attributable to HollyFrontier stockholders	$124,606	$(10,023)	$403,846	$89,608
Adjusted earnings (loss) per share attributable to HollyFrontier stockholders	$0.70	$(0.06)	$2.32	$0.51

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016

GAAP
Income (loss) before income taxes	$371,262	$83,416	$868,863	$(171,534)
Income tax expense (benefit)	$(185,972)	$12,952	$(12,379)	$19,411
Effective tax rate for GAAP financial statements	(50.1)%	15.5%	(1.4)%	(11.3)%

Effect of NonGAAP adjustments	83.5%	956.0%	35.8%	33.0%
Adjusted - NonGAAP
Effective tax rate for adjusted results	33.4%	972.0%	34.4%	22.0%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
Chief Financial Officer
Craig Biery, Director,
Investor Relations
HollyFrontier Corporation
214/954-6510